                                                                   EXHIBIT 23(B)

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Premier Parks Inc.:


    We consent to the use of our audit report dated February 29, 1996 on the consolidated financial statements of Premier Parks Inc. and subsidiaries as of December 31, 1995 and 1994, and for each of the years in the three-year period then ended included herein and to the reference to our firm under the heading "Experts" in the prospectus.


                                                           KPMG Peat Marwick LLP


Oklahoma City, Oklahoma
December 30, 1996